Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview

Distribution Solutions Group, Inc. (“DSG”), formerly Lawson Products, Inc., was incorporated in Illinois in 1952, and reincorporated in Delaware in 1982. DSG changed its corporate name from “Lawson Products, Inc.” to “Distribution Solutions Group, Inc.” on May 5, 2022.

DSG is a global specialty distribution company providing value added distribution solutions to the maintenance, repair and operations (“MRO”), original equipment manufacturer (“OEM”) and industrial technology markets. DSG has three principal operating companies: Lawson Products, Inc. (“Lawson”), TestEquity Acquisition, LLC (“TestEquity”) and 301 HW Opus Holdings, Inc., conducting business as Gexpro Services (“Gexpro Services”). The complementary distribution operations of Lawson, TestEquity and Gexpro Services were combined on April 1, 2022 to create a specialty distribution company. A summary of the Mergers (as defined below), including the legal entities party to the transactions and the stock consideration, is presented below.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support, and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 110,000 distinct customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

Combination with TestEquity and Gexpro Services

Business Combination Background

On December 29, 2021, DSG entered into an:

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Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder (“TestEquity”), (iii) DSG and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DSG (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of DSG (the “TestEquity Merger”); and

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Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder (“Gexpro Services”), (iii) DSG and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of DSG (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of DSG (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

Completion of the TestEquity Merger

On April 1, 2022, (the “Merger Date”), the TestEquity Merger was consummated pursuant to the TestEquity Merger Agreement.

In accordance with and under the terms of the TestEquity Merger Agreement, at the closing of the TestEquity Merger, DSG: (i) issued to the TestEquity Equityholder 3,300,000 shares of DSG common stock, (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity.

The TestEquity Merger Agreement provides that an additional 700,000 shares of DSG common stock (the “TestEquity Holdback Shares”) may be issued to the TestEquity Equityholder or forfeited in accordance with two earnout provisions of the TestEquity Merger Agreement. The amount of TestEquity Holdback Shares issuable under the first earnout opportunity is based on, among other factors, the consummation of a certain additional acquisition by TestEquity during the period beginning after December 29, 2021 and ending 90 days after the Merger Date. If any TestEquity Holdback Shares remain after the calculation of the first earnout opportunity, there is a second earnout opportunity based on, among other factors, the increase in TestEquity EBITDA (as defined in the TestEquity Merger Agreement) in calendar year 2022 over calendar year 2021 subject to the calculations within the TestEquity Merger Agreement. As of December 31, 2022, 700,000 TestEquity Holdback Shares are expected to be issued under the first earnout opportunity due to the consummation of the certain additional acquisition as referenced in the TestEquity Merger Agreement and were remeasured at fair value immediately prior to and reclassified to equity at April 29, 2022 when the additional acquisition was consummated. Final issuance of the TestEquity Holdback Shares under the earnout opportunity is subject to customary terms and conditions as specified in the TestEquity Merger Agreement.

Completion of the Gexpro Services Merger

On the Merger Date, the Gexpro Services Merger was consummated pursuant to the Gexpro Services Merger Agreement.

In accordance with and under the terms of the Gexpro Services Merger Agreement, at the closing of the Gexpro Services Merger, DSG: (i) issued to the Gexpro Services Stockholder 7,000,000 shares of DSG common stock, (ii) on behalf of Gexpro Services, paid certain indebtedness of Gexpro Services and (iii) on behalf of Gexpro Services, paid certain specified transaction expenses of Gexpro Services.

The Gexpro Services Merger Agreement provides that an additional 1,000,000 shares of DSG common stock (the “Gexpro Services Holdback Shares”) may be issued to the Gexpro Services Stockholder or forfeited in accordance with two earnout provisions of the Gexpro Services Merger Agreement. The amount of Gexpro Services Holdback Shares issuable under the first earnout opportunity is based on, among other factors, the consummation of one or more of three certain additional acquisitions by Gexpro Services during the period beginning after December 29, 2021 and ending 90 days after the Merger Date. If any Gexpro Services Holdback Shares remain after the calculation of the first earnout opportunity, there is a second earnout opportunity based on, among other factors, the increase in Gexpro Services EBITDA (as defined in the Gexpro Services Merger Agreement) in calendar year 2022 over calendar year 2021 subject to the calculations within the Gexpro Services Merger Agreement.

As of April 1, 2022, approximately 538,000 Gexpro Services Holdback Shares were expected to be issued under the first earnout opportunity due to the consummation of the certain additional acquisitions which were completed prior to the Merger Date. As of December 31, 2022, an additional 462,000 Gexpro Services Holdback Shares are expected to be issued under the second earnout opportunity based on certain performance metrics as specified in the Gexpro Services Merger Agreement, and such additional shares were remeasured at fair value immediately prior to and reclassified to equity at December 31, 2022. Final issuance of the Gexpro Services Holdback Shares under the earnout opportunities is subject to customary terms and conditions as specified in the Gexpro Services Merger Agreement.

Description of the Financing

On April 1, 2022 (the “Closing Date”), DSG and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among DSG, certain subsidiaries of DSG as borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the Amended and Restated Credit Agreement, the Company’s previous credit agreement was amended and restated in its entirety.

The Amended and Restated Credit Agreement provides for (i) a $200 million senior secured revolving credit facility, with a $25 million letter of credit sub-facility and a $10 million swingline loan sub-facility, (ii) a $250 million senior secured initial term loan facility and (iii) a $50 million senior secured delayed draw term loan facility. In addition, the Amended and Restated Credit Agreement permits the Company to increase the commitments under the Amended and Restated Credit Agreement from time to time by up to $200 million in the aggregate, subject to, among other things, the receipt of additional commitments from existing and/or new lenders and pro forma compliance with the financial covenants in the Amended and Restated Credit Agreement. The revolving credit facility is available to be drawn in U.S. dollars, Canadian dollars and any other additional currencies that may be agreed.

On April 1, 2022, in connection with the Mergers, the Company borrowed $250.0 million of initial term loan facility loans and approximately $86.0 million of revolving credit facility loans under the Amended and Restated Credit Agreement. These borrowings were used to 1) repay all obligations and refinance the Company’s previous credit agreement, 2) repay certain existing indebtedness of TestEquity and Gexpro Services and their respective subsidiaries, 3) pay fees and expenses in connection with the Mergers, and 4) finance the working capital needs and general corporate purposes of the Company.

The Amended and Restated Credit Agreement requires that the proceeds of any revolving credit facility loans be used for working capital and general corporate purposes (including, without limitation, permitted acquisitions), and requires that the proceeds of any delayed draw term loan facility be used solely to finance the payment of consideration for (i) the potential acquisition by TestEquity of a certain business that had been previously identified to DSG as a potential acquisition candidate by TestEquity prior to the date of the TestEquity Merger Agreement and (ii) other acquisitions permitted under the Amended and Restated Credit Agreement, and for any fees, costs and expenses incurred in connection therewith. On April 29, 2022, the Company borrowed the $50.0 million available under the delayed draw term loan facility to finance the acquisition of Interworld Highway, LLC.

The loans under the Amended and Restated Credit Agreement bear interest, at the Company’s option, at a rate equal to (i) the Alternate Base Rate or the Canadian Prime Rate (each as defined in the Amended and Restated Credit Agreement), plus, in each case, an additional margin ranging from 0.0% to 1.75% per annum, depending on the total net leverage ratio of the Company and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement or (ii) the Adjusted Term SOFR Rate or the CDOR Rate (each as defined in the Amended and Restated Credit Agreement), plus, in each case, an additional margin ranging from 1.0% to 2.75% per annum, depending on the total net leverage ratio of the Company and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement.

Each of the loans under the Amended and Restated Credit Agreement matures on April 1, 2027, at which time all outstanding loans, together with all accrued and unpaid interest, must be repaid and the revolving credit facility commitments will terminate. The Company is required to repay principal on the term loans each quarter in the following amounts (subject to potential adjustment): (i) $3,125,000, in the case of the initial term loan facility, and (ii) an amount equal to 1.25% of the funded delayed draw term loan facility, in the case of the delayed draw term loan facility. The Company is also required to prepay the term loans with the net cash proceeds from any disposition of certain assets (subject to reinvestment rights) or from the incurrence of any unpermitted debt. The Company may borrow, repay and reborrow the revolving loans until April 1, 2027, prepay any of the term loans, and terminate any of the commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions and the reimbursement of certain lender costs in the case of prepayments of certain types of loans.

Subject to certain exceptions as set forth in the Amended and Restated Credit Agreement, the obligations of the Company and its U.S. subsidiaries under the Amended and Restated Credit Agreement are guaranteed by the Company and certain of the Company’s U.S. subsidiaries and the obligations of each of the Company’s Canadian subsidiaries under the Amended and Restated Credit Agreement are guaranteed by the Company and certain of its U.S. and Canadian subsidiaries.

Subject to certain exceptions as set forth in the Amended and Restated Credit Agreement, the obligations under the Amended and Restated Credit Agreement are secured by a first priority security interest in and lien on substantially all assets of the Company, each other borrower and each guarantor.

The Amended and Restated Credit Agreement contains various affirmative covenants, including financial maintenance covenants requiring the Company to maintain compliance with a consolidated minimum interest coverage ratio and a maximum total net leverage ratio, each determined in accordance with the terms of the Amended and Restated Credit Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

For the Year Ended December 31, 2022

	Historical
	Distribution Solutions Group Inc.	Lawson Products Inc.	Pro Forma Adjustments (Note 3)			Pro Forma Combined
	Year ended December 31, 2022	Three months ended March 31, 2022				Year ended December 31, 2022
Total revenue	$1,151,422	$117,877	$—			$1,269,299
Cost of goods sold	760,524	57,379	—			817,903

Gross profit	$390,898	$60,498	$—			$451,396

Operating expenses:
Selling, general and administrative expenses	349,112	48,422	4,086	(a	), (b), (c), (d)	401,620

Operating income (loss)	$41,786	$12,076	$(4,086)			$49,776
Interest expense	(24,301)	(95)	—	(e	)	(24,396)
Loss on extinguishment of debt	(3,395)	—	—			(3,395)
Change in fair value of earnout liabilities	(483)	—	—			(483)
Other income (expense), net	(670)	204	—			(466)

Income (loss) before income taxes	$12,937	$12,185	$(4,086)			$21,036
Income tax expense (benefit)	5,531	3,199	(1,022)	(f	)	7,708

Net income (loss)	$7,406	$8,986	$(3,064)			$13,328

Basic income per share of common stock	0.43					0.66
Diluted income per share of common stock	0.42					0.65
Weighted average shares outstanding:
Basic weighted average shares outstanding	17,145,935			(g	)	20,152,583
Effect of dilutive securities outstanding	397,361					397,361

Diluted weighted average shares outstanding	17,543,296			(g	)	20,549,944

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes:

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Distribution Solutions Group’s audited consolidated financial statements and the related notes thereto as of and for the years ended December 31, 2022 and December 31, 2021 included in its Annual Report on Form 10-K filed for the year ended December 31, 2022;

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Lawson Products’ unaudited condensed consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2022 included in its Quarterly Report on Form 10-Q filed for the three months ended March 31, 2022.

The unaudited pro forma condensed combined financial information was prepared pursuant to SEC Regulation S-X Article 11. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. As set forth in Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” Regulation S-X Article 11 was amended to replace the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company is presenting Transaction Accounting Adjustments within the unaudited pro forma condensed combined financial statements and accompanying notes. The Company is not including Management’s Adjustments within the statements and notes.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 gives effect to (i) the Transactions as if they had been completed on January 1, 2022, the beginning of the Company’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 was prepared using the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022, and Lawson Product’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2022.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance for reverse acquisitions as provided in ASC 805, Business Combinations, with TestEquity and Gexpro Services treated as a combined entity as the accounting acquirer for financial reporting purposes and Lawson Products as the accounting acquiree. This determination was made as TestEquity and Gexpro Services are under the common control of an entity that had beneficially owned a majority of the voting rights of the Combined Company and therefore, only Lawson Products will experience a change in control. Accordingly, under the acquisition method of accounting, the purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed of the Company, based on their acquisition-date fair values. These values were determined through established and generally accepted valuation techniques.

Note 2. Calculation of Accounting Consideration and Purchase Price Allocation in the Mergers

The fair value of the accounting consideration transferred upon completion of the Mergers included the fair value of the Company’s common stock (“DSGR”) valued at the merger date and provided to Gexpro Services and TestEquity stockholders pursuant to the Merger Agreements and in connection with the consummation of the Mergers. The consideration is as follows:

(in thousands, except share data)	Total
Number of DSGR common shares	9,120,167
Price per share of DSGR common stock at March 31, 2022	$38.54

Fair value exchanged	$351,491

Fair value adjustment of stock-based compensation award	1,910

Fair value of total purchase consideration transferred	$353,401

The table below represents the allocation of the total consideration to the Company’s assets and liabilities in the Mergers based on the Company’s fair value (in thousands):

(in thousands)	Total
Current assets	$148,308
Property, plant, and equipment, net	57,414
Identifiable intangible assets	119,060
Cash value of life insurance	18,025
Right of use assets	18,258
Other assets	348

Total Assets	$361,413

Accounts payable	31,726
Accrued expenses and other liabilities	34,516
Lease obligations - current	4,923
Revolving loan facility	15,566
Security bonus plan	10,353
Lease obligations - noncurrent	13,261
Deferred compensation	11,321
Deferred tax liability, net of deferred tax asset	19,394
Other liabilities	47,972

Total Liabilities	$189,032

Net assets acquired	172,381
Purchase consideration transferred	353,401

Goodwill	$181,020

Intangible Assets

Identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

		Useful Life
(dollars in thousands)		(in years)
Customer relationships	$76,050	19
Tradenames	43,010	8

Total Assets	$119,060

Note 3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a) Reflects the adjustments to eliminate historical depreciation expense on the Company and recognize new depreciation expense related to property, plant, and equipment.

(in thousands)	Pro forma year ended December 31, 2022
Reversal of Lawson’s historical depreciation	$(1,430)
Depreciation of fair value of property, plant, and equipment	2,046

Total depreciation pro forma adjustment	$616

(b) Reflects the adjustments to eliminate historical amortization expense on the Company and recognize new amortization expense related to identifiable intangible assets.

(in thousands)	Pro forma year ended December 31, 2022
Reversal of Lawson’s historical amortization	$(600)
Amortization of identifiable intangible assets	2,160

Total intangible asset amortization pro forma adjustment	$1,560

(c) Reflects the incremental expense related to the adjustment to the fair value of share-based compensation awards of $1,910 (in thousands) for the year ended December 31, 2022.

(d) The Company incurred transaction costs related to the Mergers of $12.7 million for the year ended December 31, 2022 which are included in Selling, general and administrative expenses.

(e) The Company did not reflect an adjustment to interest expense as there would have been no incremental borrowings to reflect the merger as of January 1, 2022.

(f) Income taxes - The adjustments described in the footnote represent the income tax effect of the pro forma adjustments related to the Mergers. These adjustments are calculated using historical statutory tax rates by jurisdiction, resulting in blended statutory tax rates (inclusive of state taxes) of 25% for the year ended December 31, 2022.

(in thousands)	Pro forma year ended December 31, 2022
Income tax expense pro forma adjustment	$(1,022)

(g) Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average shares of the Company’s common stock outstanding assuming those shares were outstanding as of the beginning of the period for the year ended December 31, 2022.

Pro forma basic weighted average shares	Pro forma year ended December 31, 2022
Historical DSGR weighted average shares outstanding - basic	17,145,935
Weighted average share adjustment to reflect the merger as of January 1, 2022	3,006,648

Pro forma weighted average shares - basic	20,152,583

Pro forma diluted weighted average shares	Pro forma year ended December 31, 2022
Historical DSGR weighted average shares outstanding - diluted	17,543,296
Weighted average share adjustment to reflect the merger as of January 1, 2022	3,006,648

Pro forma weighted average shares - diluted	20,549,944